SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2005

MAXXAM INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924

(Commission File Number)

95-2078752

(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Item 8.01        Other Events

Attached hereto as Exhibit 99.1 (and incorporated herein by reference) is a press release issued on August 30, 2005 by Scotia Pacific Company LLC, a wholly owned indirect subsidiary of the Registrant, regarding a workforce reduction by such subsidiary.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Scotia Pacific Company LLC dated August 30, 2005 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: August 31, 2005                                            By:/s/ Bernard L. Birkel

Name:	Bernard L. Birkel
Title:	Secretary & Senior Assistant General Counsel

EXHIBIT INDEX

Exhibit

Number	Description

Exhibit 99.1	Press release of Scotia Pacific Company LLC, dated August 30, 2005 (furnished herewith).

0040FMS5VM.DOC

Exhibit 99.1

For immediate release	August 30, 2005

Contact: Chuck Center

(707) 764-4315

Regulatory restrictions result in further workforce reductions at SCOPAC

Today, Scotia Pacific Company LLC (SCOPAC) announced that it has implemented a restructuring plan that will reduce its workforce by approximately one third. The workforce reductions are due in large part to new regulatory restrictions that have significantly reduced the ability of SCOPAC to harvest timber on its lands. Actions taken by the North Coast Regional Water Quality Control Board and the State Water Resources Control Board blocking harvest activities permitted under plans already approved by every other relevant state and federal agency have especially hurt SCOPAC's operations.

"The actions being taken today are a direct result of the overly burdensome and duplicative regulatory environment we now find ourselves dealing with in California. New restrictions imposed by the Regional and State Water Boards are painful examples of a regulatory system that does not provide certainty to landowners, and that fails to balance environmental goals with the needs of families and communities that depend on SCOPAC's ability to harvest its timber," stated Dr. Jeff Barrett, vice president of SCOPAC.

"In order to address these added regulatory burdens and stay in business, we needed to adjust our organization accordingly. We have been doing everything we can to prevent this day from happening, but continuing financial losses dictate that we address costs, including employment levels. Newly imposed environmental restrictions and regulatory burdens are reducing our harvest levels, and that in turn reduces the number of people we can employ. It is a sad situation, particularly because much of the job loss was avoidable," stated Dr. Barrett.

SCOPAC has been working closely with local and state government agencies to coordinate employment assistance and benefits to the employees who will be losing their jobs. The Company will also be offering cash severance to eligible employees to assist them in their efforts to find alternative employment.

(continued)

"This has been one of the most difficult and painful things I have ever had to do. I want to make it very clear that we will be doing everything possible to provide as many resources as we can to assist the employees affected by this reduction in force. By taking these actions now, we hope to provide a coordinated effort to help those who are losing their jobs, and at the same time, we expect to strengthen SCOPAC in its efforts to survive in this environment of excessive and duplicative regulation," concluded Dr. Barrett.